EXHIBIT 99.4




                           EQUITY COMMITMENT AGREEMENT

                                                                October 13, 2006

         Foamex International Inc.
         1000 Columbia Avenue
         Linwood, PA  19061
         Attention:  Raymond E. Mabus, Jr.
                     Gregory J. Christian

                  Re:      Equity Funding Commitment

Ladies and Gentlemen:

     We understand that Foamex International Inc. (the "Company," and together with its debtor affiliates, the "Debtors") proposes to file an amended plan of reorganization (the "First Amended Plan") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") incorporating the terms and conditions described in the term sheets annexed hereto as Exhibit A (the "Investment Term Sheet") and Exhibit B (the "Plan Term Sheet" and, together with the Investment Term Sheet, the "Term Sheets") and the Put Option Agreement annexed hereto as Exhibit C (the "Put Option Agreement"). The Term Sheets and the Put Option Agreement are hereby incorporated herein in their entirety as if set forth below in their entirety.

     Among other things, the First Amended Plan will provide for:

     (i) an offering (the "Rights Offering") to the Company's existing common stockholders and preferred stockholders (collectively, the "Equityholders") of rights (the "Rights") to purchase additional shares of common stock (the "Additional Common Stock") of the Company as reorganized (the "Reorganized Company");

     (ii) the purchase from the Company by the Significant Equityholders (as defined in the Investment Term Sheet) of the Call Option (as defined in the Investment Term Sheet) with respect to the Additional Common Stock; and

     (iii) upon the exercise by the Significant Equityholders of the Call Option, or upon the exercise by the Company of the Put Option (as defined in the Investment Term Sheet), the sale to the Significant Equityholders of shares of Additional Common Stock, or preferred stock in the Reorganized Company (the "New Preferred Stock"), as the case may be, for an aggregate purchase price equal to the Rights Offering Amount (as defined in the Investment Term Sheet) less the aggregate amount received by the Company as a result of the exercise, if any, of Rights by the Significant Equityholders and the other Equityholders.

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Foamex International Inc.
October 13, 2006
Page 2


     The Significant Equityholders are pleased to commit (the "Commitment"), subject to the terms and conditions set forth in this letter (the "Commitment Letter") and set forth in the Term Sheets and the Put Option Agreement, and on the basis of the representations and warranties set forth herein to (i) sell the Put Option to the Company on the terms and conditions substantially set forth in the Put Option Agreement and to fulfill their obligations under the Put Option Agreement and (ii) fulfill their obligations under the First Amended Plan as confirmed by the Bankruptcy Court to the extent such obligations are expressly set forth or contemplated in this Commitment Letter.

     The Commitment is subject to, among other things, (i) the negotiation, execution and delivery of definitive documentation, including, without limitation, those documents to be included in the plan supplement to the First Amended Plan (collectively, the "Definitive Documents") in form and substance reasonably satisfactory to each of the Significant Equityholders; (ii) from the date of this Commitment Letter through the Effective Date (as defined in the Investment Term Sheet), there not having occurred any Material Adverse Change (as defined in the Investment Term Sheet); and (iii) the other terms and conditions set forth in the Term Sheets and the Put Option Agreement. The Definitive Documents and the First Amended Plan shall be in form and substance consistent with the Term Sheets and the Put Option Agreement and shall contain representations and warranties customarily found in agreements for similar investments or financings and shall be reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion.

     In consideration of the foregoing, and the representations and warranties set forth herein, and other good and valuable consideration, the value of which is hereby acknowledged, the Company and the Significant Equityholders agree as follows:

     1.   The Significant Equityholders' Commitment.

     Subject to Bankruptcy Court approval and to the terms and conditions set forth in the Put Option Agreement, and on the basis of the representations and warranties herein contained, in exchange for the Put Option Premium (as defined in the Investment Term Sheet) each of the Significant Equityholders agrees to sell to the Company and the Company agrees to purchase from the Significant Equityholders the Put Option.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Significant Equityholders as set forth below. Each representation, warranty and agreement set forth in this Section 2 is made as of the date hereof and as of the Effective Date:

     (a) Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or other form of entity in good standing under the laws of its state of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted, subject to the restrictions that result solely from its status as a debtor-in-possession under chapter 11 of the Bankruptcy Code (including that in certain instances the Company's conduct of its

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Foamex International Inc.
October 13, 2006
Page 3

business requires Bankruptcy Court approval). Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or other form of entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified or be in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company or any of the other Debtors, as the case may be, to consummate the transactions contemplated by this Commitment Letter, the Term Sheets, the Put Option Agreement, the First Amended Plan or the Definitive Documents contemplated hereby and thereby. For the purposes of this Commitment Letter, a "Subsidiary" of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

     (b) Subject to Bankruptcy Court approval and the filing with the Secretary of State of Delaware of an appropriate Certificate of Amendment of the Company's Restated Certificate of Incorporation, as amended (or Amended Restated Certificate of Incorporation, as amended) (the "Certificate of Amendment"), the Company has the requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Commitment Letter. Subject to Bankruptcy Court approval, the Company will take all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Commitment Letter, the Put Option Agreement, the First Amended Plan and the Definitive Documents contemplated hereby and thereby, including, without limitation, the issuance of the Call Option, the New Preferred Stock, the Rights and the Additional Common Stock.

     (c) This Commitment Letter has been duly and validly executed and delivered by the Company, and, subject to Bankruptcy Court approval and the filing of the Certificate of Amendment, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Subject to Bankruptcy Court approval and the filing of the Certificate of Amendment each of the Definitive Documents will be duly authorized and validly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (d) If and when issued in accordance with the terms of the Put Option Agreement, and subject to the filing of the Certificate of Amendment, the issuance of the New Preferred Stock will be duly and validly authorized and will be duly and validly issued, fully paid and non-assessable, and free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.


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Foamex International Inc.
October 13, 2006
Page 4

     (e) If and when issued pursuant to the exercise of the Rights or in accordance with the terms of the Call Option, and subject to the filing of the Certificate of Amendment, the issuance of the Additional Common Stock will be duly and validly authorized and will be duly and validly issued, fully paid and non-assessable, and subject to the termination prior to such issuance of the Company's Shareholder Rights Plan dated August 5, 2004, as amended, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

     (f) Except (i) for the Preferred Equity Interests and Other Common Equity Interests in Foamex International (each as described in the Plan Term Sheet) and
(ii) for the transactions contemplated by this Commitment Letter, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever to which the Company is a party relating to issued or unissued capital stock of the Company, or any commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights, which, in each instance, will be in effect immediately following the closing of the transactions contemplated hereby.

     (g) Subject to obtaining the Required Approvals (as defined herein) and the filing of the Certificate of Amendment, none of the distribution of the Rights, the sale, issuance and delivery of Additional Common Stock upon exercise of the Rights or the Call Option, the purchase of the Put Option by the Company and the issuance and delivery of New Preferred Stock upon the exercise of the Put Option, the execution and delivery by the Company (or, with respect to the First Amended Plan, the filing by the Debtors) of this Commitment Letter, the Put Option Agreement and the First Amended Plan, performance of and compliance by the Company and the other Debtors with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by the Significant Equityholders with their obligations hereunder and thereunder) (i) will conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company, or any of the equivalent organizational documents of any of its Subsidiaries, as amended and restated in connection with consummation of the transactions contemplated herein and in the First Amended Plan, or (iii) will result in any violation of, or any termination or material impairment of any rights under, any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court,
governmental   agency  or  body,  or  arbitration

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Foamex International Inc.
October 13, 2006
Page 5


or similar tribunal having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties.

     (h) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties is required for the distribution of the Rights, the sale, issuance and delivery of Additional Common Stock upon exercise of the Rights or the Call Option, the purchase of the Put Option by the Company and the issuance and delivery of New Preferred Stock upon the exercise of the Put Option, the execution and delivery by the Company (or, with respect to the First Amended Plan, the filing by the Debtors) of this Commitment Letter, the Put Option Agreement and the First Amended Plan, performance of and compliance by the Company and the other Debtors with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the entry of one or more orders, including the Confirmation Order by the Bankruptcy Court; (ii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the waiting periods applicable under the HSR Act to the acquisition of Additional Common Stock by the Significant Equityholders and (iii) the filing and effectiveness of a registration statement by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Required Approvals").

     (i) The audited consolidated financial statements of the Company as of and for the year ended January 1, 2006 attached hereto as Schedule A and the unaudited consolidated financial statements of the Company as of and for the six months ended July 2, 2006 attached hereto as Schedule B present fairly in all material respects, in each case together with the related notes, the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified, except that the unaudited financial statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States, except as otherwise noted in such financial statements or related notes, applied on a consistent basis throughout the periods involved and with past practices, and in conformity with the rules and regulations of the SEC. The Significant Equityholders acknowledge that the Company's financial statements described above do not reflect the terms of the First Amended Plan and the Term Sheets.

     (j) Each of the Company and its Subsidiaries is in compliance in all material respects with all laws, statutes, ordinances, rules, regulations, orders, judgments and decrees of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, and none of the Company or any of its Subsidiaries has received written notice of any alleged material violation of any of the foregoing. Each of the Company and its Subsidiaries holds all material licenses, franchises, permits, consents, registrations, certificates and other

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Foamex International Inc.
October 13, 2006
Page 6


governmental and regulatory permits, authorizations and approvals required for the operation of the business as presently conducted by it and for the ownership, lease or operation of its assets, subject to the restrictions that result solely from its status as a debtor-in-possession under chapter 11 of the Bankruptcy Code (including that in certain instances the Company's conduct of its business requires Bankruptcy Court approval).

     (k) All written information and other materials concerning the Debtors, the Reorganized Company and the First Amended Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of, the Company and delivered to the Significant Equityholders is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made. To the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (i) assumptions, methods and tests which are believed by the Company to be reasonable and (ii) information believed by the Debtors to have been accurate based upon the information available to the Debtors at the time such projections were furnished to the Significant Equityholders.

     (l) Each of the Company and its Subsidiaries has timely filed or caused to be filed all federal and other material tax returns and reports required to have been filed by it and has paid or caused to be paid all material taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable
Subsidiary has set aside on its books adequate reserves or (ii) taxes the liability for which will be satisfied pursuant to the First Amended Plan. No material tax liens have been filed and no material claims have been asserted in writing with respect to any such taxes, except for claims that will be satisfied pursuant to the First Amended Plan. None of the Company nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Section 1.6011-4(b) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended.

     (m) Legal Proceedings. Except as set forth on the litigation schedule prepared by the Company and attached hereto as Schedule C (the "Litigation Schedule"), there is no material suit, action, claim or legal, administrative, arbitration or other alternative dispute resolution, proceeding or investigation (a "Proceeding ") pending or, to the knowledge of the Company, threatened by, against or involving the Company or any of its Subsidiaries or any of their respective properties, or, to the knowledge of the Company, no circumstances reasonably likely to give rise to such Proceeding. Neither the Company nor any of its subsidiaries is subject to any material judgment, decree, injunction, rule or order of any governmental entity.

     (n) Environmental. Except as set forth on the environmental schedule prepared by the Company and attached hereto as Schedule D (the "Environmental Schedule"):

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Foamex International Inc.
October 13, 2006
Page 7


     (i) To the knowledge of the Company, there are no pending or threatened material Environmental, Health or Safety Claims against or affecting the Company or any of its Subsidiaries, and the Company is not aware of any facts or circumstances, including without limitation the current or former presence, Release or threatened Release of or exposure to any Hazardous Materials, which could reasonably be expected to form the basis for any such material Environmental, Health or Safety Claim.

     (ii) To the knowledge of the Company, no Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials and no Hazardous Materials currently are or formerly were present in, on, about or migrating to or from any Premises, except, in either case, (A) in material compliance with applicable Environmental, Health or Safety Laws and (B) as would not reasonably be anticipated to result in material liabilities or obligations to the Company or its Subsidiaries, including requirements for notification, investigation or remediation, pursuant to Environmental, Health or Safety Laws.

     (iii) Each of the Company and its Subsidiaries holds all material Environmental Permits necessary to the conduct of its businesses.

     (iv) Each of the Company and its Subsidiaries has been and is in material compliance with all applicable Environmental Permits and Environmental, Health or Safety Laws.

     (v) No Premises is a current, or to the knowledge of the Company, a proposed Environmental Clean-up Site.

     (vi) To the knowledge of the Company, there are no underground storage tanks (active or abandoned), asbestos or asbestos-containing materials, or polychlorinated biphenyls located at any Premises in a condition that would reasonably be anticipated to result in material liabilities or obligations to the Company pursuant to Environmental, Health or Safety Laws.

     (vii) There have been no material environmental, health or safety investigations, studies, audits, tests, reviews or other analyses conducted by, or on behalf of, and which are in the possession of, the Company or any of its Subsidiaries with respect to any Premises that have not been delivered to the Significant Equityholders.

     (viii) As used herein:

     (A) "Environment" means any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air (including indoor, workplace and ambient air), fish, wildlife, microorganisms and all other natural resources.

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Foamex International Inc.
October 13, 2006
Page 8



     (B)   "Environmental,   Health   or  Safety   Claim"   means  any  and  all
administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings and other written communications, whether criminal or civil, pursuant to or relating to any applicable Environmental, Health or Safety Law by any person (including, but not limited to, any court, governmental agency or body, private person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or liability under any Environmental, Health or Safety Law, (ii) violation of any Environmental Permit or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, damage, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release or threatened Release of or exposure to any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal.

     (C) "Environmental Clean-up Site" means any location that is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state list of sites requiring investigation or cleanup.

     (D) "Environmental, Health or Safety Laws" means any and all applicable federal, state, local, municipal and foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees and enforceable requirements of any court or governmental agency or body regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or protection of the Environment or human or worker health and safety, as now or at any time hereafter in effect, including, without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U. S. C. ss. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss.ss. 655 and 657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

     (E) "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any court or governmental agency or body under or in connection with any Environmental, Health or Safety Law.

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Foamex International Inc.
October 13, 2006
Page 9

     (F) "Hazardous Materials" means any hazardous, toxic or deleterious chemicals, materials, substances or wastes in any amount or concentration, including without limitation petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances, " "solid wastes" or "contaminants" or words of similar import, under any Environmental, Health or Safety Law.

     (G) "Premises" means any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, including, but not limited to, the Environment, buildings and structures thereat.

     (H) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or other release of any Hazardous Materials, including, without limitation, the migration of any Hazardous Materials, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Materials, or any "release", "emission" or "discharge" as those terms are defined in any applicable Environmental, Health or Safety Laws.

     3. Representations and Warranties of the Significant Equityholders. Solely with respect to itself, each of the Significant Equityholders, severally and not jointly, represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement made in this Section 3 is made as of the date hereof and as of the Effective Date:

     (a) The Significant Equityholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

     (b) The Significant Equityholder has the requisite power and authority to enter into, execute and deliver this Commitment Letter and the Put Option Agreement and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter and the Put Option Agreement.

     (c) This Commitment Letter and the Put Option Agreement have been duly and validly executed and delivered by the Significant Equityholder, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

     (d) Any New Preferred Stock that may be acquired by the Significant Equityholder is solely for its own account, for investment and not with a view toward

Foamex International Inc.
October 13, 2006
Page 10

resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Significant Equityholder's respective property will at all times be under its control. Any New Preferred Stock will not be offered for sale, sold or otherwise transferred by the Significant Equityholder except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

     (e) The Significant Equityholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in any New Preferred Stock that may be acquired by it. The Significant Equityholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Significant Equityholder understands and is able to bear any economic risks associated with such investment.

     (f) The Significant Equityholder acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Significant Equityholder for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

     (g)  Subject  to  obtaining  the  Required  Approvals,  compliance  by  the
Significant Equityholder with its obligations hereunder, the Put Option Agreement and any Call Option will not, other than such conflicts, violations or defaults that would not have an adverse effect on the ability of the Significant Equityholder to consummate the transactions contemplated hereunder, (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Significant Equityholder is a party or by which the Significant Equityholder is bound or to which any of the property or assets of the Significant Equityholder are subject, (ii) result in any violation of the provisions of the organizational documents of the Significant Equityholder or
(iii) result in any violation of any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Significant Equityholder or any of its respective properties.

     (h) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Significant Equityholder or any of its properties is required for the compliance by the Significant Equityholder with all of the provisions hereof and of the Put Option Agreement or the consummation of the transactions contemplated herein or therein, except the Required Approvals or other consent, approval, authorization, order,

Foamex International Inc.
October 13, 2006
Page 11

     registration or qualification that would not have an adverse effect on the Significant Equityholder's ability to consummate the transactions contemplated hereunder.

(i) The Significant Equityholder has available to it the funds required to fulfill in full its obligations hereunder and under the Put Option Agreement.

     4. Fees and Expenses. Upon approval of this Commitment Letter by the Bankruptcy Court, and so long as this Commitment Letter shall continue to be in full force and effect and has not been terminated or otherwise expired by its terms, and the Significant Equityholders are not otherwise in breach of any material obligation hereunder and under the Commitment Letter, the Company shall be obligated to pay the reasonable, documented, out-of-pocket fees and expenses incurred since June 8, 2006 through the earlier of such termination or expiration date and the Effective Date, for the Professionals (as defined below) in connection with the negotiation, preparation, execution and delivery of the Commitment Letter and any and all Definitive Documents, including, without limitation, any such reasonable fees and expenses incurred in connection with litigation, contested matters, adversary proceedings, or negotiations necessitated by such proceedings, in each case, relating to the Commitment Letter or the First Amended Plan, subject to (i) an aggregate monthly cap of $125,000 for reasonable legal fees and expenses (with the excess in any given month capable of being carried forward and applied in a subsequent month(s)), and (ii) the terms of the engagement letter to be executed by the Company, the Significant Equityholders and Imperial Capital, LLC (such fees and expenses, the "Expenses"); provided, however, that any Expenses that remain unpaid as of the earlier of such termination or expiration date and the Effective Date, as the case may be, shall be paid by the Company no later than thirty (30) days after such termination or expiration date or the Effective Date, as applicable.

     All invoices for which reimbursement is sought from the Company shall be sent via email and regular mail to the Company, the Company's counsel, the U.S. Trustee and counsel for the Official Committee of Unsecured Creditors appointed in the Company's chapter 11 cases. The parties shall have ten (10) calendar days from the delivery of such invoices to object to the reasonableness of the amounts requested. If no objections are raised during the objection period, the Company shall make such payments without the need for filing any application with the Bankruptcy Court. If an objection is raised and cannot be resolved consensually, the parties shall submit such dispute to the Bankruptcy Court for final resolution.

     5. Indemnification. The Company agrees to indemnify and hold harmless the Significant Equityholders and their respective affiliates, and each of their respective directors, officers, partners, members, employees, agents, counsel, financial advisors and assignees (including affiliates of such assignees), in their capacities as such (each an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject from third party claims (including claims by other stockholders), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this

Foamex International Inc.
October 13, 2006
Page 12

Commitment Letter, the First Amended Plan or the Definitive Documents, and the Company agrees to reimburse (on an as-incurred monthly basis) each Indemnified Party for any reasonable legal or other reasonable expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities of the Significant Equityholders that are finally judicially determined (not subject to appeal) to have resulted solely from (i) the gross negligence or willful misconduct of such Indemnified Party or
(ii) statements or omissions in a registration statement, disclosure statement or prospectus or any amendment or supplement thereto made in reliance upon or in conformity with the information relating to the Significant Equityholders furnished to the Company in writing by or on behalf of the Significant Equityholders expressly for use in a registration statement, disclosure statement or prospectus or any amendment or supplement thereto. In the event of any litigation or dispute involving this Commitment Letter, the First Amended Plan and/or the Definitive Documents, subject to the foregoing, the Significant Equityholders shall not be responsible or liable to the Company for any special, indirect, consequential, incidental or punitive damages. The obligations of the Company under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any Definitive Documents are executed and notwithstanding any termination of this Commitment Letter and shall be binding upon the Reorganized Company in the event that any plan of reorganization of the Company is consummated.

     Except in the case of fraud, and subject to the foregoing Indemnification Obligations, the Significant Equityholders' rights to payment of the Put Option Premium (to the extent due and payable in accordance with the Investment Term Sheet and the Put Option Agreement) and any accrued and unpaid Expenses (subject to the limitations set forth herein) shall constitute the sole and liquidated damages available to the Significant Equityholders in the event the transactions contemplated herein are not consummated.

     6. Additional Covenants of the Company. The Company agrees with the Significant Equityholders:

(a) To file a motion seeking Bankruptcy Court approval of this Commitment Letter (including payment of the Expenses and the Put Option Premium and the Indemnification Obligations) as soon as practicable but in no event more than three (3) business days after execution of the Commitment Letter by the Significant Equityholders and the Company. Any motion, pleading, proposed order, press release, public statement or other document that relates or refers to the Commitment, the Commitment Letter or the First Amended Plan shall be provided to counsel to the Significant Equityholders in draft form for review prior to its being made public or its being filed with the Bankruptcy Court. No such materials may be made public or be filed with the Bankruptcy Court without the consent of each of the Significant Equityholders (through their counsel), which consent shall not be unreasonably withheld or delayed.

Foamex International Inc.
October 13, 2006
Page 12


     (b) Other than with respect to a Competing Transaction, the Company (i) will use reasonable best efforts to obtain, and to cause the other Debtors to obtain, the entry of the Confirmation Order by the Bankruptcy Court, the terms of which shall be consistent in all material respects with this Commitment Letter and the First Amended Plan; (ii) will use reasonable best efforts to adopt, and to cause the other Debtors to adopt, the First Amended Plan; (iii) will not, and will cause the other Debtors not to, amend or modify the First Amended Plan in any material respect that would adversely affect the Significant Equityholders without their prior written consent. In addition, the Company will provide to the Significant Equityholders and their counsel with a copy of the Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court, and the Company will not, and will cause the other Debtors not to, file the Confirmation Order with the Bankruptcy Court unless the Significant Equityholders have approved the form of such order, such approval not to be unreasonably withheld or delayed.

     (c) To use reasonable best efforts to effectuate the Rights Offering as provided herein upon the terms and conditions set forth in the Investment Term Sheet.

     (d) Other than after the Company has sent the Significant Equityholders a Competing Transaction Acceptance Notice in accordance with the Investment Term Sheet, not to file any pleading or take any other action in the Bankruptcy Court that is inconsistent with the terms of this Commitment Letter, the First Amended Plan, the Confirmation Order or the consummation of the transactions contemplated hereby or thereby without providing prior written notice to the Significant Equityholders no later than five (5) business days before filing any such pleading or taking such action.

     (e) To use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase, if any, of the Additional Common Stock by the Significant Equityholders hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement. The Company shall pay the filing fees required by the HSR Act.

     (f) To file with the Secretary of State of Delaware the Certificate of Amendment as contemplated herein on or prior to the Effective Date.

     (g) The Company shall provide to the Significant Equityholders and their advisors and representatives reasonable access during normal business hours to all books, records, documents, properties and personnel of the Company. In addition, the Company shall promptly provide written notification to counsel to the Significant Equityholders of any claim or litigation, arbitration or administrative proceeding that is threatened or filed against the Company from the date hereof until the earlier of the (i) Effective Date and (ii) termination or expiration of this Commitment Letter. The

Foamex International Inc.
October 13, 2006
Page 14


Company shall promptly provide written notice to counsel to the Significant Equityholders of any change in any of the information contained in the representations or warranties, including without limitation related schedules, made by the Company herein and shall promptly furnish any information that a Significant Equityholder may reasonably request in relation to such changes.

     7. Additional Covenants of the Significant Equityholders. Solely with respect to itself, each Significant Equityholder agrees, severally and not jointly, with the Company:

     (a) To use reasonable best efforts, upon confirmation of the First Amended Plan, to fulfill its obligations under the First Amended Plan (solely to the extent expressly set forth or contemplated in this Commitment Letter) and otherwise to consummate the transactions contemplated by this Commitment Letter, the Put Option Agreement and the First Amended Plan.

     (b) Not to file any pleading or take any other action in the Bankruptcy Court that is inconsistent with the terms of this Commitment Letter, the Put Option Agreement, the First Amended Plan, the Confirmation Order or the consummation of the transactions contemplated hereby or thereby other than with respect to any pleadings or actions related to the Senior Secured Notes (as defined in the Plan Term Sheet) by Goldman, Sachs & Co., in its capacity as a holder of Senior Secured Notes.

     (c) To use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase, if any, of the Additional Common Stock by the Significant Equityholders hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement; the parties understanding that this shall not require a Significant Equityholder to take any actions under the HSR Act prior to the Rights Offering Commencement Date (as defined in the Investment Term Sheet).

     8. Acknowledgements and Agreements of the Debtors. Notwithstanding anything herein to the contrary, the Debtors acknowledge and agree that (a) the transactions contemplated hereby are arm's-length commercial transactions between the Debtors, on the one hand, and the Significant Equityholders, on the other, (b) in connection therewith and with the processes leading to such transactions, each Significant Equityholder is acting solely as a principal and not the agent or fiduciary of the Debtors or their estates, (c) no Significant Equityholder has assumed an advisory or fiduciary responsibility in favor of the Debtors or their estates with respect to such transactions or the processes leading thereto (irrespective of whether such Significant Equityholder has advised or is currently advising the Debtors on other matters) and (d) the Debtors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Debtors agree that they will not claim that any Significant

Foamex International Inc.
October 13, 2006
Page 15

Equityholder has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Debtors or their estates, in connection with such transactions or the processes leading thereto.

     9. Survival of Representations and Warranties. All representations and warranties made in this Commitment Letter will survive the execution and delivery of this Commitment Letter but will terminate and be of no further force or effect after the Effective Date.

     10. Obligations of Significant Equityholders. Notwithstanding anything else to the contrary set forth in this Commitment Letter (including the Term Sheets), the Put Option Agreement, the Definitive Documents, or the First Amended Plan, the obligations of the Significant Equityholders under this Commitment Letter (including the Term Sheets), the Put Option Agreement, the Definitive Documents, the First Amended Plan or in respect of the transactions contemplated by any of the foregoing, shall be several, not joint and several.

     11. Termination. This Commitment Letter shall terminate upon the occurrence of any of the Termination Events (as defined in the Investment Term Sheet) in accordance with the terms set forth in Investment Term Sheet, unless such Termination Event is waived as set forth in the Investment Term Sheet.

     12. Miscellaneous. This Commitment Letter, including the attached Term Sheets and Put Option Agreement, (a) supersedes, if accepted and approved by the Bankruptcy Court, all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the Significant Equityholders and the Debtors with respect hereto and thereto; (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by the Company without the prior written consent of each of the Significant Equityholders (and any purported assignment without such consent shall be null and void); (d) shall not be assignable by the Significant Equityholders except to their designees as may be reasonably acceptable to the Company, (e) is intended to be solely for the benefit of the parties hereto and the Indemnified Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Parties; and (f) may not be amended or waived except by an instrument in writing signed by the Company and each of the Significant Equityholders.

     13. Effectiveness. Notwithstanding anything herein to the contrary, the obligations of the Debtors hereunder, under the Put Option Agreement and under the Term Sheets are subject to the approval of the Bankruptcy Court. The failure to include any provision of the Term Sheets or the Put Option Agreement in this Commitment Letter shall not affect the enforceability of such provision. The terms and conditions set forth in the Term Sheets and the Put Option Agreement are incorporated in their entirety as if set forth in this Commitment Letter.

Foamex International Inc.
October 13, 2006
Page 16

     14. Counterparts. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     15. Headings. The headings in this Commitment Letter are for reference purposes only and will not in any way affect the meaning or interpretation of this Commitment Letter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Foamex International Inc.
October 13, 2006
Page 17

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheets by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on Monday, October 16, 2006.

Very truly yours,
D. E. SHAW LAMINAR PORTFOLIOS,                PAR IV MASTER FUND, LTD.
L.L.C.

By: /s/ Daniel Posner                         /s/ Robert B. Burke
    ----------------------------              -----------------------------
    Name:  Daniel Posner                      Name:  Robert B. Burke
    Title: Authorized Signatory               Title: Director

SUNRISE PARTNERS LIMITED PARTNERSHIP          SIGMA CAPITAL ASSOCIATES, LLC


By: /s/ Michael J. Berner                     /s/ Peter A. Nussbaum
    ----------------------------              -----------------------------
    Name:   Michael J. Berner                 Name:  Peter A. Nussbaum
    Title:  Vice President                    Title: Authorized Signatory

GOLDMAN, SACHS & CO.


By: /s/ Richard Katz
    ----------------------------
    Name:  Richard Katz
    Title: Managing Director



Agreed and accepted on this 13th day of October, 2006:

FOAMEX INTERNATIONAL INC. (ON
BEHALF OF ITSELF AND THE OTHER
DEBTORS)


By: /s/ Gregory J. Christian
    ----------------------------
    Name:  Gregory J. Christian
    Title: Executive Vice President
           and General Counsel

                                    Exhibit A

                       Term Sheet for Potential Investment

     This Term Sheet (the "Investment Term Sheet") is part of a commitment letter, dated October 13, 2006 (the "Commitment Letter"), addressed to Foamex International Inc. by the Significant Equityholders (as defined below) and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein shall have the meanings set forth in the Commitment Letter unless otherwise defined herein.


ISSUER:                       Foamex International Inc. (the "Company")


SIGNIFICANT                   D. E.  Shaw  Laminar  Portfolios,  L.L.C.,  Par IV
EQUITYHOLDERS:                Master  Fund,   Ltd.,   Sunrise  Partners  Limited
                              Partnership,  Sigma  Capital  Associates,  LLC and
                              Goldman,   Sachs  &  Co.,   or  their   respective
                              designees  that are  reasonably  acceptable to the
                              Company     (collectively,     the    "Significant
                              Equityholders").


PREFERRED                     The Significant Equityholders and the Company will
STOCK PUT                     enter into a put option agreement (the "Put Option
OPTION:                       Agreement")  by  which  each  of  the  Significant
                              Equityholders  will  sell,  and the  Company  will
                              purchase,  a put option (the "Put  Option")  under
                              which the  Company  may  require  the  Significant
                              Equityholders  to purchase New Preferred Stock (as
                              defined  below)  in the  Reorganized  Company  (as
                              defined  below) in the  event  that not all of the
                              shares of  Additional  Common  Stock  (as  defined
                              below) are  subscribed and paid for in full by the
                              Equityholders  (as defined below)  pursuant to the
                              Rights Offering (as described below) (after taking
                              into  account  the Rights (as defined  below),  if
                              any, exercised by the Significant  Equityholders).
                              If the  Company  exercises  the  Put  Option,  and
                              subject  to the  satisfaction  of the  Put  Option
                              Conditions  (as defined  below),  the Company will
                              sell  the  New  Preferred  Stock  to  each  of the
                              Significant Equityholders under the Put Option, on
                              a  pro  rata   basis  in   accordance   with  each
                              Significant  Equityholder's  pro rata share of the
                              Significant  Equityholders Common Stock or on such
                              other basis as may be agreed among the Significant
                              Equityholders,   communicated   in   writing   and
                              reasonably  acceptable  to  the  Company,  for  an
                              aggregate  purchase  price  equal  to  the  Rights
                              Offering   Amount  (as  defined  below)  less  the
                              aggregate  amount  received  by the  Company  as a
                              result of the  exercise,  if any, of Rights by the
                              Significant    Equityholders    and   the    other
                              Equityholders. The terms and conditions of the Put
                              Option  shall  be  more  fully  set out in the Put
                              Option  Agreement.  If issued,  the New  Preferred
                              Stock shall be issued on the Effective Date (as defined below).

                              As consideration for the Put Option, the Company will pay the Significant Equityholders an aggregate amount of up to $9.5 million in immediately available funds (the "Put Option Premium"), to be allocated among the Significant Equityholders in accordance with the terms of the Put Option Agreement and payable in the following manner: (i) $2.0 million shall be paid no later than three (3) business days after the Bankruptcy Court (as defined below) enters an order approving the Approval Motion (as defined below); (ii) $2.5 million shall be paid on the date that the Bankruptcy Court enters an order approving a Competing Transaction (as defined below); (iii) $5.5 million shall be paid upon the occurrence of a Termination Event set forth in subsections (g),
                              (h), (i), (j), (m) or (n) of the section captioned "Termination Events" below; and (iv) $7.5 million shall be paid on the Effective Date if the Commitment Letter (including this Investment Term Sheet) is not otherwise terminated earlier and remains in full force and effect.

                              The Put Option shall expire on the earlier of (i) the Effective Date and (ii) February 28, 2007 (the "Put Option Expiration Date"), unless terminated or extended as provided herein.

EQUITY RIGHTS                 A rights offering (the "Rights Offering") shall be
OFFERING:                     made in conjunction with and pursuant to the First
                              Amended Plan (as defined below) to generate gross proceeds equal to the Rights Offering Amount (as defined below).

                              Pursuant to the First Amended Plan, (i) each Common Equityholder shall be offered the Right (as defined below) to purchase up to 2.56 shares of Additional Common Stock for each share of Existing Common Stock owned by such holder on the Record Date, in exchange for a cash payment equal to $2.25 per share of Additional Common Stock (the "Additional Common Stock Purchase Price") and (ii) each Preferred Equityholder shall be offered the Right to purchase up to 255.78 shares of Additional Common Stock for each share of Existing Preferred Stock owned by such holder on the Record Date, in exchange for a cash payment equal to the Additional Common Stock Purchase Price.

                              Each Equityholder will receive such number of Rights that, if exercised by such holder, would allow such holder to maintain its equity ownership percentage in the Company as of the Record Date, subject to dilution as a result of (a) the issuance of any shares of common stock or options to purchase Additional Common Stock under the Management Incentive Plan and the issuance of any shares of common stock under the Key Employee Retention Plan (each as defined in the Plan Term Sheet), and (b) the exercise of any employee stock options outstanding on and as of the Effective Date.

                              The Rights shall not be independently transferable, but shall trade together with the Existing Common Stock or Existing Preferred Stock, as the case may be, through the Record Date.

                              A rights agent will be appointed by the Company to
                              facilitate   the   Rights    Offering    following
                              consultation with the Significant Equityholders.

                              Fractional  shares  shall  not  be  issued  and no
                              compensation   shall   be  paid  in   respect   of
                              fractional shares.

                              Unexercised    Rights    will    expire    without
                              compensation at the Expiration Time.

                              Shares of Additional Common Stock issued in connection with the Rights Offering and as a result of the exercise, if any, by the Significant Equityholders of the Call Option (as defined below) shall be issued on the Effective Date and the First Amended Plan shall expressly require that the Rights Offering close prior to the Effective Date.

SEC                           The Company  shall file a  registration  statement
REGISTRATION:                 (the "Offering  Registration  Statement") with the
                              SEC under the  Securities  Act of 1933, as amended
                              (the "Securities Act"), registering the offering of the Additional Common Stock underlying the Rights.

USES OF                       The Reorganized Company shall utilize the proceeds
PROCEEDS:                     from the sale of  Additional  Common Stock and the
                              New Preferred Stock, if any, (a) first, to pay the
                              expenses  of the  Rights  Offering  and to pay the
                              balance of the Put Option Premium that becomes due
                              and payable on the Effective  Date and (b) second,
                              the net proceeds  remaining will be contributed by
                              the  Company  to  Foamex,   L.P.,   its  operating
                              subsidiary, to fund required payments under the First Amended Plan and to fund Foamex L.P.'s working capital requirements on the Effective
                              Date.

COVENANTS:                    The  definitive  documents  with  respect  to  the
                              transactions  contemplated by this Investment Term
                              Sheet,   including,    without   limitation,   the
                              documents to be included in the plan supplement to
                              be filed in connection with the First Amended Plan
                              (the  "Definitive  Documents"),  shall be  entered
                              into  pursuant to the First Amended Plan and shall
                              provide for  affirmative  and  negative  covenants
                              customarily   found  in  agreements   for  similar
                              investments  or  financings,   as  well  as  other
                              covenants    reasonably    satisfactory   to   the
                              Significant  Equityholders,  in  their  individual
                              reasonable    discretion,    including,    without
                              limitation, a covenant that the parties agree to treat the Call Option and the Put Option as options for U.S. federal income tax purposes.

                              The Amended and Restated Certificate of Incorporation of the Reorganized Company shall include provisions with respect to any "Business Combination" (as defined in the Company's current Restated Certificate of Incorporation) with or
                              into  any   "Related

                              Person" (as so defined) requiring that the consideration received by the other shareholders in connection with such Business Combination (as so defined) is at "fair value" as determined by the "independent director(s)" (who shall have authority, but not the obligation, to engage independent counsel and independent bankers at the Company's expense, subject to a budget which shall be reasonably acceptable to the Reorganized Company's board of directors, as a whole for purposes of such determination).

REPRESENTATIONS               The    Definitive    Documents    shall    contain
AND WARRANTIES:               representations  and warranties  customarily found
                              in   agreements   for   similar   investments   or
                              financings and shall be reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion.

REGISTRATION                  Pursuant  to  the  First   Amended  Plan,  on  the
RIGHTS:                       Effective Date the Reorganized Company shall enter
                              into a registration  rights agreement with each of
                              the Significant  Equityholders  (the "Registration
                              Rights   Participants")   in  form  and  substance
                              reasonably satisfactory to the parties thereto which will provide:

                              (A) such Registration Rights Participants with two demand registration rights and unlimited piggy-back registration rights (provided that (i) no demand shall qualify as such unless made by the holders of at least 25% of the aggregate number of outstanding shares of Additional Common Stock, and unless at least 25% of such aggregate number of outstanding shares shall be included to be sold in each registration statement and (ii) no such piggyback registration rights shall be applicable with respect to any filing by the Reorganized Company of a registration statement on Forms S-4 or S-8, or any successor forms thereto) with respect to any Additional Common Stock held by such Registration Rights Participants (including Additional Common Stock issuable upon exercise of the Call Option by such Registration Rights Participants) on customary and reasonable terms; and

                              (B) that (i) at such time as the Reorganized Company is eligible to effect a registration on Form S-3 (or any successor form), within sixty
                              (60) days after the request of any Registration Rights Participant or group thereof which holds at least 25% of the aggregate number of outstanding shares of Additional Common Stock, the Reorganized Company shall prepare and file, and shall use its reasonable best efforts to have declared effective as soon as practicable thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of any shares of Additional Common Stock held by the Registration Rights Participants (the "Shelf Registration"); and (ii) the Reorganized Company shall keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the SEC, (b) the date such Additional Common Stock has been disposed of pursuant to an effective registration statement, (c) the date such Additional Common Stock has been disposed of
                              (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Additional Common Stock is thereafter freely transferable without restriction under the Securities Act, and (d) the date such Additional Common Stock ceases to be outstanding.

                              The Reorganized Company shall pay all fees and expenses for any demand registration (including, without limitation, the reasonable fees and expenses of one special counsel for the Registration Rights Participants). The managing underwriter of any public offering effected pursuant to a demand registration will be selected by the Reorganized Company. The selling stockholders shall pay for their respective internal costs and expenses related to any piggyback registration in which they participate. The Registration Rights Agreement shall be reasonably satisfactory to the Significant Equityholders in their sole discretion.

EXPENSES:                     Upon  approval  of the  Commitment  Letter  by the
                              Bankruptcy  Court,  and so long as such Commitment
                              Letter  shall  continue  to be in full  force  and
                              effect and has not been  terminated  or  otherwise
                              expired   by  its  terms,   and  the   Significant
                              Equityholders  are not  otherwise in breach of any
                              material   obligation   hereunder  and  under  the
                              Commitment  Letter, the Company shall be obligated
                              to pay the reasonable,  documented,  out-of-pocket
                              fees and  expenses  incurred  since  June 8,  2006
                              through  the  earlier  of  such   termination   or
                              expiration  date and the Effective  Date,  for the
                              Professionals  (as  defined  below) in  connection
                              with the negotiation,  preparation,  execution and
                              delivery of the Commitment  Letter and any and all
                              Definitive    Documents,     including,    without
                              limitation,  any such reasonable fees and expenses
                              incurred in connection with litigation,  contested
                              matters,  adversary  proceedings,  or negotiations
                              necessitated  by such  proceedings,  in each case,
                              relating  to the  Commitment  Letter  or the First
                              Amended Plan,  subject to (i) an aggregate monthly
                              cap of  $125,000  for  reasonable  legal  fees and
                              expenses  (with  the  excess  in any  given  month
                              capable of being carried  forward and applied in a
                              subsequent  month(s)),  and (ii) the  terms of the
                              engagement  letter to be executed by the  Company,
                              the   Significant   Equityholders   and   Imperial
                              Capital,   LLC  (such  fees  and   expenses,   the
                              "Expenses"); provided, however, that any Expenses that remain unpaid as of the earlier of such termination or expiration date and the Effective
                              Date, as the case may be, shall be paid by the Company no later than thirty (30) days after such termination or expiration date or the Effective
                              Date, as applicable.

                              All invoices for which reimbursement is sought from the Company shall be sent via email and regular mail to the Company, the Company's counsel, the U.S. Trustee and counsel for the Official Committee of Unsecured Creditors appointed in the Company's chapter 11 cases. The parties shall have ten (10) calendar days from the delivery of such invoices to object to the reasonableness of the amounts requested. If no objections are raised during the objection period, the Company shall make such payments without the need for filing any application with the
                              Bankruptcy Court. If an objection is raised and cannot be resolved consensually, the parties shall submit such dispute to the Bankruptcy Court for final resolution.

CONDITIONS                    The obligations of the  Significant  Equityholders
PRECEDENT TO                  under  the  Put   Option   shall  be   subject  to
PUT OPTION                    satisfaction  of each of the following  conditions
OBLIGATIONS:                  precedent    (collectively,    the   "Put   Option
                              Conditions"):

                              (a) the Offering Registration Statement shall have become effective and no stop order suspending its effectiveness or any notice objecting to its use shall have been issued and no proceeding for such purpose shall have been threatened or instituted by the SEC or any state securities commission or authority and all of the Rights shall have been issued;

                              (b) the Expiration Time of the Rights Offering shall have passed;

                              (c) the First Amended Plan shall provide that the Company shall sell, and each of the Significant Equityholders shall purchase, on or prior to the Effective Date, pursuant to and in connection with the First Amended Plan, on a pro rata basis in accordance with each Significant Equityholder's pro rata share of the Significant Equityholders Common Stock, or on such other basis as may be agreed among the Significant Equityholders, communicated in writing and reasonably acceptable to the Company, for an aggregate purchase price equal to $2.0 million (the "Call Option Premium"), an option (the "Call Option") to purchase on the Effective Date, on a pro rata basis in accordance with each Significant Equityholder's pro rata share of the Significant Equityholders Common Stock, or on such other basis as may be agreed among the Significant Equityholders, communicated in writing and reasonably acceptable to the Company, shares of the Additional Common Stock at a per share price equal to the Additional Common Stock Purchase Price for each Right that is not subscribed and paid for in full by the Equityholders as of the Expiration Time, up to a maximum aggregate purchase price equal to the Rights Offering Amount less the aggregate amount received by the Company as a result of the exercise, if any, of the Rights by Equityholders; provided, however, that if a Termination Event occurs or the Company agrees to enter into a Competing Transaction, the Call Option Premium shall not be payable;

                              (d) the Definitive Documents shall provide for the following: (i) the Rights Offering shall expire at least seven (7) business days prior to the projected Effective Date of the First Amended Plan (the "Projected Effective Date," which date shall be determined jointly by the Debtors and the Significant Equityholders); (ii) within two (2) business day after the expiration of the Rights Offering the Company shall send the Significant Equityholders and their counsel a written notice setting forth the total proceeds received through the Rights Offering and any shortfall between the Rights Offering Amount and such proceeds received;
                              (iii) the Significant Equityholders may exercise the Call Option no later than three (3) business days after receipt of the notice set forth in (ii) above; and (iv) (a) if the Significant Equityholders exercise the Call Option, settlement of the Call Option shall take place on the Effective Date and the Put Option shall expire without any further action by any Party (unless the Significant Equityholders default in the settlement of the Call Option) or (b) if the Significant Equityholders do not exercise the Call Option, the Call Option shall expire without any further action by any Party, and the Company shall have one (1) business day from the date of expiration of the Call Option to exercise the Put Option, which if exercised, shall settle on the Effective Date.

                              (e) the First Amended Plan shall be in form and substance materially consistent with the Plan Term Sheet and shall be reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion;

                              (f) an order confirming the First Amended Plan (the "Confirmation Order"), in form and substance reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion, shall have been entered and shall not have been stayed or modified or vacated on appeal;

                              (g) from the date of the Commitment Letter through the Effective Date, there shall not have been a Material Adverse Change (as defined below);

                              (h) appropriate legal documentation in connection with the Rights Offering shall have been executed and delivered, in form and substance reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion, and the satisfaction of the conditions precedent contained therein shall have been satisfied or waived in accordance therewith;

                              (i)  a   corporate   charter,   bylaws  and  other
                              governance documents of the Reorganized Company shall have been adopted as part of the

                              First Amended Plan, in form and substance consistent with the Plan Term Sheet and this Investment Term Sheet and in forms reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion;

                              (j) all necessary governmental, regulatory and third-party approvals, waivers and/or consents in connection with the Rights Offering and the First Amended Plan shall have been obtained and remain in full force and effect, and there shall exist no pending claim, action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality, which would prohibit the consummation of the transactions contemplated by this Investment Term Sheet;

                              (k) no Termination Event (as defined below) shall have occurred (excluding a Termination Event that has been waived as provided for herein);

                              (l) to the extent not already paid, the Put Option Premium shall have been paid;

                              (m) all of the Company's representations and warranties set forth in the Commitment Letter shall have been true and correct as of the date of execution of the Commitment Letter and shall be true and correct as of the Effective Date as if then made (in each case, without giving effect to any materiality or similar qualifier therein), unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not resulted in there being a Material Adverse Change after the execution of the Commitment Letter; and

                              (n) the Exit Facility (as defined in the Plan Term Sheet), shall be in full force and effect; in addition, the lenders under the Exit Facility shall be prepared to fund under the Exit Facility on or after the Effective Date immediately following the Reorganized Company's receipt of the proceeds from the Rights Offering, including, if applicable, any proceeds from the Company's exercise of the Put Option or the Significant Equityholders' exercise of the Call Option.

                              The foregoing Put Option Conditions can be waived or modified only upon the written consent of each of the Significant Equityholders and the Company; provided, however, that if one or more of the Significant Equityholders (each a "Waiving Significant Equityholder") so consent in writing, then the agreement set forth herein and in the Commitment Letter shall continue to be in full force and effect as between the Company and each Waiving Significant Equityholder; provided further such consent shall state that the Waiving
                              Significant Equityholders assume the funding obligation of each Significant Equityholder that is not a Waiving S ignificant Equityholder such that the total amount of proceeds generated from the exercise of the Put Option or the Call Option, as applicable, shall be equal to the Rights Offering Amount less the amount of proceeds generated by the exercise of Rights under the Rights Offering.

TERMINATION                   "Termination  Event," wherever used herein,  means
EVENTS:                       any of the following  events  (whatever the reason
                              for such Termination Event and whether it will be voluntary or involuntary; provided, however, that such event is not the result of action (or inaction) on the part of any of the Significant
                              Equityholders):

                              (a) within three (3) business days of the Company and the Significant Equityholders executing the Commitment Letter, the Company has not filed a motion (the "Approval Motion") seeking Bankruptcy Court approval of the Commitment Letter and the Company's payment of the Expenses and the Put Option Premium;

                              (b) the Company has not filed the First Amended Plan and accompanying disclosure statement (in form and substance reasonably acceptable to the Significant Equityholders in their individual reasonable discretion, the "Disclosure Statement") on or before November 10, 2006;

                              (c)  the  Company  has  not  filed  the   Offering
                              Registration Statement with the SEC on or before November 10, 2006;

                              (d) the Bankruptcy Court has not entered an order granting the relief sought in the Approval Motion (including the approval of the Company's payment of the Expenses and the Put Option Premium as valid and binding obligations entitled to administrative expense priority) on or before November 30, 2006;

                              (e) the Company does not obtain Bankruptcy Court approval of the Disclosure Statement on or before December 15, 2006;

                              (f) the Bankruptcy Court does not confirm the First Amended Plan on or before February 2, 2007;

                              (g) the Effective Date of the First Amended Plan does not occur on or before February 28, 2007;

                              (h) a trustee, responsible officer, or an examiner with powers beyond the duty to investigate and report, as set forth in 11 U.S.C. ss. 1106(a)(3) and (4), shall have been appointed under 11 U.S.C. ss.ss. 1104 or 105;

                              (i) the chapter 11 cases shall have been converted to cases under chapter 7 of the Bankruptcy Code;

                              (j) the Company shall have breached any material provision of the Commitment Letter, this Investment Term Sheet or the Definitive Documents, written notice of such breach shall have been given by the Significant Equityholders and such breach shall not have been cured within two
                              (2) business days of the Company's receipt of such notice;

                              (k) the failure or non-occurrence by the date specified of any Put Option Condition or any condition precedent in the Commitment Letter;

                              (l) the Bankruptcy Court shall have entered an order approving a Competing Transaction;

                              (m) the First Amended Plan is modified to provide for any terms that are adverse to the Significant Equityholders (solely in their capacity as
                              Significant Equityholders and not as Equityholders) or materially inconsistent with the terms set forth in the Commitment Letter, this Investment Term Sheet or the Plan Term Sheet; and

                              (n) after filing the First Amended Plan, the Company (i) submits or supports a plan of reorganization or liquidation that is adverse to the Significant Equityholders (solely in their capacity as Significant Equityholders and not as Equityholders) or materially inconsistent with the terms and provisions of the Commitment Letter, this Investment Term Sheet or the Plan Term Sheet or (ii) moves to withdraw or withdraws the First Amended Plan.

                              The foregoing Termination Events are intended solely for the benefit of the Significant Equityholders, and can be waived or modified only upon the consent of each of the Significant Equityholders, provided, however, that if one or more of the Significant Equityholders shall agree in writing to be a Waiving Significant
                              Equityholder with respect to such Termination Event then the agreement set forth herein and in the Commitment Letter shall continue to be in full force and effect as between the Company and each Waiving Significant Equityholder; provided further such consent shall state that the Waiving
                              Significant Equityholders assume the funding obligation of each Significant Equityholder that is not a Waiving Significant Equityholder such that the total amount of proceeds generated from the exercise of the Put Option or the Call Option, as applicable, shall be equal to the Rights Offering Amount less the amount of proceeds generated by the exercise of Rights under the Rights Offering.

                              Other than with respect to the Waiving Significant Equityholders, all provisions of the Commitment Letter and this Investment Term Sheet shall terminate automatically without any act of any Significant Equityholders upon the occurrence of any of the Termination Events, provided, however, that each Significant Equityholder shall be entitled to receive or retain any portion of the Put Option Premium (provided such Significant Equityholders are not otherwise in breach of any material obligation hereunder and under the Commitment Letter) paid or payable as of the date of termination, unless such Termination Event is caused by such Significant Equityholder.

                              Notwithstanding anything to the contrary herein or in the Commitment Letter, during the time period between the Company's acceptance of a Competing Transaction and the Bankruptcy Court's entry of an order approving such Competing Transaction, the Commitment Letter and this Investment Term Sheet shall not terminate except upon the occurrence of a Termination Event set forth in subsection (g),
                              (h) or (i) of the section captioned "Termination Events" above.

COMPETING                     Notwithstanding  anything to the contrary  herein,
TRANSACTIONS:                 within  three (3) business  days of the  Company's
                              receipt  of an offer or  proposal  to enter into a
                              Competing Transaction, the Company shall deliver a
                              detailed   notice  setting  forth  the  terms  and
                              conditions  of the  Competing  Transaction  to the
                              legal and  financial  advisors to the  Significant
                              Equityholders.  Prior to the Company's  acceptance
                              of such Competing  Transaction,  the Company shall
                              deliver a second notice to the legal and financial
                              advisors to the Significant  Equityholders setting
                              forth  the   Company's   intent  to  accept   such
                              Competing Transaction and the terms and conditions
                              of such Competing  Transaction and the Significant
                              Equityholders  shall then have three (3)  business
                              days from their  advisors'  receipt of such notice
                              to make an offer (the  "Significant  Equityholders
                              Revised   Offer")    revising   the   transactions
                              contemplated herein. Upon receipt of a Significant
                              Equityholders   Revised   Offer,   the   Board  of
                              Directors of the Company (in consultation with its
                              financial  advisors  and  outside  legal  counsel)
                              shall evaluate the Competing  Transaction  and the
                              Significant  Equityholders  Revised Offer, if any,
                              and  choose  the  one  that in its  sole  business
                              judgment  constitutes  the higher or best offer or
                              is otherwise more favorable to the Company and its
                              creditors   and   stockholders.   If  after   such
                              evaluation,  the board  determines  to pursue  the
                              Competing   Transaction  (or  if  the  Significant
                              Equityholders   fail   to   make   a   Significant
                              Equityholders  Revised  Offer),  the Company shall
                              send a written notice (the "Competing  Transaction
                              Acceptance   Notice")  of  its   determination  to
                              the  Significant  Equityholders  no later than one
                              (1) day after making such determination.

DAMAGES: Except in the case of fraud, the Significant Equityholders' rights to payment of the Put Option Premium (to the extent due and payable) and any accrued and unpaid Expenses (subject to the limitations set forth herein) shall constitute the sole and liquidated damages available to the Significant Equityholders in the event the transactions contemplated herein and in the Commitment Letter are not consummated; provided, however, that nothing herein shall be construed to limit any indemnity obligations that the Company has as set forth in the Commitment Letter.

GOVERNING LAW:                All   documentation   in   connection   with   the
                              transactions  contemplated by this Investment Term
                              Sheet shall be governed by the laws of the State of StateplaceNew York.

AMENDMENT:                    No material  amendment of the  Commitment  Letter,
                              this  Investment  Term Sheet or the First  Amended
                              Plan shall be effective without the prior written consent of each of the Significant Equityholders.

DEFINITIONS:                  "Additional  Common  Stock" means the common stock
                              in Reorganized Foamex International to be issued on the Effective Date to (i) Equityholders under the First Amended Plan in connection with Rights that are exercised as part of the Rights Offering, and (ii) Significant Equityholders under the First
                              Amended Plan in connection with the Call Option, if exercised. For the avoidance of doubt, the Additional Common Stock that will be outstanding on or after the Effective Date will be in addition to, and will be fungible with, the Existing Common
                              Stock on the Effective Date (except as limited by applicable securities law).

                              "Bankruptcy   Court"   means  the  United   States
                              Bankruptcy Court for the District of Delaware or such other court of competent jurisdiction.

                              "Common Equityholder" means a holder of Existing Common Stock as of the Record Date.

                              "Competing Transaction" means an offer with respect to (i) an equity financing or sale (to the extent any such proposal, offer or bid, relates to the acquisition of 25% or more of the Reorganized Company's common stock), (ii) a financing or refinancing of all or substantially all of the Company's or its subsidiaries' debt (other than the Exit Facility or a similar substitute exit financing facility), or (iii) a sale of all or substantially all of the Company's business or assets; provided that the Significant Equityholders are not in breach of any of material obligation under the Commitment Letter.

                              "Effective Date" means the date that all conditions to the effectiveness of the First Amended Plan have been satisfied or waived as provided herein, which conditions shall be reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion.

                              "Equityholder"  means a holder,  as of the  Record
                              Date,   of  Existing   Common  Stock  or  Existing
                              Preferred Stock.

                              "Existing Common Stock" means the outstanding common stock in the Company immediately prior to the Effective Date.

                              "Existing Preferred Stock" means the outstanding preferred stock in the Company immediately prior to the Effective Date.

                              "Expiration Time" means 5:00 p.m. on the date that the Rights

                              Offering expires.

                              "First   Amended  Plan"  shall  have  the  meaning
                              ascribed to it in the Plan Term Sheet attached as Exhibit B to the Commitment Letter.

                              "Material Adverse Change" means any material adverse change, or any development that could reasonably be expected to result in a material adverse change, individually or when taken together with any other such changes or developments, in the financial condition, business, results of operations, assets and liabilities of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, it being understood that a material adverse change resulting from a general economic downturn or other event that does not affect the Company disproportionately to other companies (or their subsidiaries or divisions) in the foam industry shall not be deemed to be a Material Adverse Change.

                              "New Preferred Stock" means preferred stock in the Reorganized Company on terms and conditions specified in an exhibit to the Put Option
                              Agreement. Such New Preferred Stock shall be structured to qualify as "plain vanilla preferred stock" for U.S. federal income tax purposes under
                              Section 1504(a)(4) of the United States Tax Code.

                              "Preferred   Equityholder"   means  a  holder   of
                              Existing Preferred Stock as of the Record Date.

                              "Professionals" means (i) Cleary Gottlieb Steen & Hamilton LLP and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisors to the Significant Equityholders, (ii) Imperial Capital LLC, as the financial advisor to the Significant Equityholders, (iii) Morris, Nichols, Arsht & Tunnell LLP, as local counsel to the Significant Equityholders, and (iv) BDO Siedman, LLP and
                              Nexant, Inc., as additional advisors to the Significant Equityholders.

                              "Record Date" means a date that is three (3) business days prior to the Rights Offering Commencement Date, whereby the rights are granted to Equityholders of record on such date.

                              "Reorganized Company" means the Company after the Effective Date.

                              "Right" means the right to purchase Additional Common Stock pursuant to the Rights Offering as contemplated herein.

                              "Rights Offering Amount" means an amount equal to $150.0 million; provided, however, that in no event shall the Company's cash on its consolidated balance sheet as of the Effective Date (after giving effect to the payments and other transactions contemplated by the First Amended
                              Plan) exceed $7.5 million on and as of the second business day after the Effective Date.

                              "Rights Offering Commencement Date" means a date, after the SEC declares the Offering Registration Statement effective on which the Rights Offering shall commence and the Rights shall become exercisable, which date shall be selected by the Company and shall be reasonably acceptable to the Significant Equityholders in their individual reasonable discretion.

                              "SEC" means the United States Securities and Exchange Commission.

                              "Significant Equityholders Common Stock" means the aggregate amount of Existing Common Stock (assuming the conversion of the Existing Preferred Stock) owned by each of the Significant Equityholders, when taken together, on the Record Date.

                                    Exhibit B

        THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
                SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN.

         SUCH OFFER OR SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH
             ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE
                                BANKRUPTCY CODE.

                            FOAMEX INTERNATIONAL INC.

            TERM SHEET FOR PROPOSED CHAPTER 11 PLAN OF REORGANIZATION
            ---------------------------------------------------------

This term sheet (the "Plan Term Sheet"), which is part of a commitment letter, dated October 13, 2006 (the "Commitment Letter"), addressed to Foamex International Inc. ("Foamex International") by the Significant Equityholders (as defined in the Investment Term Sheet) and is subject to the terms and conditions of the Commitment Letter, describes the principal terms of a proposed restructuring of Foamex International, together with its affiliates and subsidiaries that are debtors under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") (collectively, the "Debtors," or the "Company"). Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Investment Term Sheet that is attached as Exhibit A to the Commitment Letter.


PLAN PROPONENT:               The Debtors

PLAN OF                       The  Debtors  shall file a plan of  reorganization
REORGANIZATION:               (the "First Amended Plan") and related  disclosure
                              statement  (the   "Disclosure   Statement")   that
                              incorporate, and are consistent with, the terms of the Commitment Letter, the Investment Term Sheet and this Plan Term Sheet.

                              The First Amended Plan and the Disclosure Statement shall be in form and substance reasonably acceptable to the Significant Equityholders in their individual reasonable discretion and may not be amended to adversely affect the Significant Equityholders.

                              The First Amended Plan shall address, among other things, the Debtors' (i) obligations under the DIP Financing Facilities among Foamex, as borrower, the lenders party thereto (the "DIP Lenders"), including Bank of America, N.A., as agent, and Silver Point Finance, LLC, as agent (as amended, collectively, the "DIP Facility"); (ii) obligations under the Indenture, dated as of March 25, 2002, among Foamex and U.S. Bank National Association, as trustee, relating to the issuance of the Series A and Series B 10-3/4% Senior Secured Notes of Foamex due 2009 (the "Senior
                              Secured Notes"); (iii) obligations under the Indenture, dated as of June 12,

                              1997, between Foamex and the Bank of New York, as trustee, relating to the issuance of the 9-7/8% Senior Subordinated Notes due 2007 (the "2007
                              Senior Subordinated Notes"); (iv) obligations under the Indenture, dated as of December 23, 1997, between Foamex and the Bank of New York, as trustee, relating to the issuance of the 13-1/2% Senior Subordinated Notes due 2005 (the "2005 Senior Subordinated Notes," and together with the 2007 Senior Subordinated Notes, collectively, the "Senior Subordinated Notes"); (v) other obligations; and (vi) equity securities including options, warrants and rights related thereto.

PLAN FUNDING:                 Foamex  International  shall  effectuate  a Rights
                              Offering for Additional Common Stock pursuant to the First Amended Plan as contemplated by the Investment Term Sheet.

                              In addition, the Reorganized Company shall enter into an exit facility(ies) upon terms substantially similar to those contained in the draft commitment letter and the fee letter delivered to the Significant Equityholders (as executed, the "Exit Facility Commitment Letter") and their legal and financial advisors prior to the Significant Equityholders and Foamex International's execution of the Commitment Letter in connection with this Plan Term Sheet (the "Exit Facility").

                              The First Amended Plan will be funded with cash from operations, borrowings under the Exit Facility and the proceeds of the Rights Offering for Additional Common Stock or the exercise of the Put Option or the Call Option, as the case may be.

DEFINITIVE                    The transactions described in this Plan Term Sheet
DOCUMENTS:                    are  subject  in  all  respects  to,  among  other
                              things,  definitive  documentation,  including the
                              First   Amended  Plan  and  the  documents  to  be
                              included  in the  plan  supplement  to  the  First
                              Amended Plan and the Disclosure Statement, all of which shall be in form and substance reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion.

TREATMENT OF
CLAIMS AND
INTERESTS:

Administrative                The allowed  administrative expense claims against
Expense Claims                Foamex shall be unimpaired. Except with respect to
                              administrative    expense    claims    that    are
                              professional fee claims, each holder of an allowed
                              administrative  expense  claim  shall  receive (a)
                              cash in an  amount  equal  to the  amount  of such
                              allowed  administrative expense claim on the later
                              of the initial
                              distribution date under the First Amended Plan and
                              the date such administrative expense claim becomes
                              an allowed  administrative  expense  claim,  or as
                              soon  thereafter  as is  practicable,  or (b) such
                              other  treatment  as the  Debtors  and such holder
                              shall have agreed upon;  provided,  however,  that
                              allowed  administrative  expense claims that arise
                              in the ordinary  course of the  Debtors'  business
                              shall be paid in full in the  ordinary  course  of
                              business in accordance  with the terms and subject
                              to the  conditions  of any  agreements  governing,
                              instruments   evidencing,   or   other   documents
                              relating to, such transactions.

Priority Tax Claims           The   allowed   priority   tax  claims   shall  be
                              unimpaired.  Except to the extent that a holder of
                              an  allowed   priority   tax  claim  agrees  to  a
                              different  treatment,  each  holder of an  allowed
                              priority  tax  claim  shall  receive,  at the sole
                              option of the Reorganized  Debtors, (a) cash in an
                              amount  equal to such  allowed  priority tax claim
                              plus  Post-Petition  Interest  on the later of the
                              initial  distribution date under the First Amended
                              Plan and the date such  priority tax claim becomes
                              an  allowed   priority  tax  claim,   or  as  soon
                              thereafter as is practicable, or (b) over a period
                              through  the  sixth  anniversary  of the  date  of
                              assessment  of such  allowed  priority  tax claim,
                              deferred  cash  payments  in an  aggregate  amount
                              equal to such  allowed  priority  tax claim  (plus
                              Post-Petition  Interest)  plus  interest  on  such
                              aggregate amount over such period at the same rate
                              as  such  Post-Petition   Interest.   All  allowed
                              priority tax claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

DIP Financing Claims          The allowed claims under the DIP Facility shall be
                              unimpaired.  Except to the extent that the holders
                              of claims  under the DIP  Facility and the Debtors
                              agree to a  different  treatment,  which  shall be
                              reasonably   satisfactory   to   the   Substantial
                              Equityholders,  the  holders of the DIP  financing
                              claims, or their designees,  shall receive payment
                              in full in cash  of all DIP  financing  claims  in
                              full and final satisfaction thereof other than the
                              obligations   under   the   indemnity   and  other
                              provisions of the DIP credit facilities that by their terms shall survive the termination of the DIP credit facilities and confirmation of the First Amended Plan.

Other Priority Claims         The  allowed  other   priority   claims  shall  be
                              unimpaired.  Except to the extent that a holder of
                              an allowed  other  priority  claim and the Debtors
                              agree to a  different  treatment,  which  shall be
                              reasonably   satisfactory   to   the   Significant
                              Equityholders,  each  holder of an  allowed  other
                              priority  claim
                              shall receive,  in full and final  satisfaction of
                              such  claim,  payment in full in cash in an amount
                              equal to such allowed  other  priority  claim plus
                              Post-Petition   Interest   on   or  as   soon   as
                              practicable   after  the  later  of  the   initial
                              distribution date under the First Amended Plan and the date when such other priority claim becomes an allowed other priority claim, provided, however, that other priority claims that arise in the Debtors' ordinary course of business and which are not due and payable on or before the Effective
                              Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Other Secured Claims          Allowed    other   secured    claims    (including
                              outstanding  industrial  revenue  bonds)  shall be
                              unimpaired.  Except to the extent that a holder of
                              an allowed  other  secured  claim and the  Debtors
                              agree to a  different  treatment,  which  shall be
                              reasonably   satisfactory   to   the   Substantial
                              Equityholders,  at the sole option of the Debtors,
                              in full and final  satisfaction of such claim, (i)
                              each  allowed   other   secured   claim  shall  be
                              reinstated  and rendered  unimpaired in accordance
                              with  section  1124(2)  of  the  Bankruptcy  Code,
                              notwithstanding   any  contractual   provision  or
                              applicable  nonbankruptcy  law that  entitles  the
                              holder of an allowed other secured claim to demand
                              or  to  receive  payment  of  such  allowed  other
                              secured claim prior to the stated maturity of such
                              allowed  other  secured  claim  from and after the
                              occurrence  of a default,  (ii) each  holder of an
                              allowed  other secured claim shall receive cash in
                              an  amount  equal to such  allowed  other  secured
                              claim  plus  Post-Petition  Interest,  in full and
                              complete   satisfaction   of  such  allowed  other
                              secured   claim  on  the  later  of  the   initial
                              distribution date under the First Amended Plan and
                              the date  such  other  secured  claim  becomes  an
                              allowed other secured claim, or as soon thereafter
                              as is  practicable,  or (iii)  each  holder  of an
                              allowed  other  secured  claim  shall  receive the
                              collateral  securing  its  allowed  other  secured
                              claim  plus  Post-Petition  Interest  in full  and
                              complete   satisfaction   of  such  allowed  other
                              secured   claim  on  the  later  of  the   initial
                              distribution date under the First Amended Plan and the date such other secured claim becomes an allowed other secured claim, or as soon thereafter as is practicable.

Senior Secured Note           Allowed   Senior  Secured  Note  claims  shall  be
Claims                        unimpaired.  With  respect to the  Senior  Secured
                              Notes,    the   Company   and   the    Significant
                              Equityholders  (other than  Goldman,  Sachs & Co.)
                              agree that the First Amended Plan shall provide that the Senior Secured Note claims shall be allowed in the aggregate amount of $312,452,083.33 plus Post-Petition Interest, but excluding any call premiums or any prepayment penalties.

                              Each holder of an allowed Senior Secured Note claim shall be paid in full in cash on the initial distribution date under the First Amended Plan, or as soon thereafter as is practicable.

Senior Subordinated           Allowed Senior  Subordinated  Note claims shall be
Note Claims                   unimpaired.  The Senior  Subordinated  Note claims
                              shall  be  allowed  in  the  aggregate  amount  of
                              $208,150,130.55.  Each holder of an allowed Senior
                              Subordinated Note claim shall paid in full in cash
                              on the initial  distribution  date under the First
                              Amended   Plan,    together   with   Post-Petition
                              Interest, or as soon thereafter as is practicable.

General Unsecured             Allowed   general   unsecured   claims   shall  be
Claims                        unimpaired.  Each  holder  of an  allowed  general
                              unsecured   claim   (which   shall   not   include
                              Unliquidated Claims) shall be paid in full in cash on the later of the initial distribution date, or as soon thereafter as is practicable under the First Amended Plan and the date such general unsecured claim is allowed plus Post-Petition
                              Interest. To the extent insurance is available to satisfy an allowed general unsecured claim, such allowed general unsecured claim shall be paid in the ordinary course of the Reorganized Debtors' business to the extent of such insurance, without need for Court approval, at such time as such claim becomes liquidated and proceeds of the insurance therefor become available. The Debtors shall not establish any disputed claims reserve for payment of general unsecured claims.

Unliquidated Claims           Holders  of  Unliquidated   Claims  shall  not  be
                              impaired. All Unliquidated Claims, solely to the extent and on the basis set forth in a timely and validly filed proof of claim, shall be liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtors, without need for Court approval, including, where applicable, through access to available insurance. The Debtors shall not establish any disputed claims reserve for payment of Unliquidated Claims.

Existing Preferred            The   Existing    Preferred    Stock   in   Foamex
Stock                         International  shall be  impaired.  Each  share of
                              preferred stock in Foamex International to the extent still outstanding shall be converted into 100 shares of Additional Common Stock on the Effective Date and shall receive the treatment accorded to the holders of Existing Common Stock under the First Amended Plan.

Existing Common               The Existing Common Stock in Foamex  International
Stock                         shall be impaired.

                              Existing Common Stock in Foamex International shall remain outstanding after the Effective Date, subject to dilution as a result of the issuance, if any, of additional shares of common stock pursuant to the (a) Rights Offering, including shares issued to the Significant Equityholders under the Call Option, if exercised, (b) the Management Incentive Plan, (c) the Key Employee Retention Plan and (d) the exercise of any employee stock options outstanding on and as of the Effective Date.

                              The Company and the Reorganized Company will use its reasonable best efforts to maintain one or more market makers for its common stock, who will facilitate trading of the common stock on the OTC Bulletin Board (the "pink sheets").

Other Common Equity           The  allowed  other  common  equity  interests  in
Interests in                  Foamex International,  including options, warrants
Foamex                        and  rights   related  to  the   Debtor's   equity
International                 interests,  shall be  unimpaired  and shall remain
                              outstanding after the Effective Date.

Intercompany                  Intercompany  claims shall be unimpaired and shall
Claims                        be reinstated upon the Effective Date.


Other Equity Interests        Except  as  otherwise  provided  for in the  First
in Surviving Debtor           Amended  Plan,  all other equity  interests in the
Subsidiaries                  subsidiaries  of Foamex  International  and Foamex
                              L.P. shall be unimpaired.

SEC                           The Rights  Offering shall be offered  pursuant to
REGISTRATION:                 the Offering  Registration  Statement,  filed with
                              the SEC, in connection with and pursuant to the First Amended Plan.

CONDITIONS TO                 The  First  Amended  Plan  shall  contain  various
CONFIRMATION &                conditions  precedent to  confirmation  and to the
EFFECTIVE DATE:               Effective  Date that must be  satisfied or waived,
                              which conditions shall include and be consistent with the conditions set forth in the Investment
                              Term Sheet.

                              Such   conditions  to  the  Effective  Date  shall
                              include, without limitation, the following:

                              (a) the First Amended Plan shall be in form and substance consistent with the Commitment Letter, the Investment Term Sheet and this Plan Term Sheet, and shall be reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion;

                              (b) an order confirming the First Amended Plan, in form and substance reasonably satisfactory to the Significant Equityholders in their individual reasonable discretion, shall have been entered and shall not have been stayed or modified or vacated on appeal; and

                              (c) the Effective Date of the First Amended Plan shall have occurred on or before February 28, 2007.

BOARD                         The Significant Equityholders shall have the right

REPRESENTATION:               to nominate  four (4)  members of the  Reorganized
                              Company's  board of directors.  In addition to the
                              Significant   Equityholders'  four  (4)  nominees,
                              there shall be one (1) independent  director.  The
                              Reorganized Company's chief executive officer and its general counsel shall also serve on the board of directors (the "Board of Directors"); provided that if stock in the Reorganized Company is listed on a national securities exchange, the number of directors and/or composition of the Board of Directors may be revised as required under the applicable rules of the relevant stock exchange.

                              Subject to the Reorganized Company's by-laws relating to the filling of vacancies, if any, on the Board of Directors, the members of the Board of Directors as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date, which meeting shall not take place until at least 12 months after the Effective Date.

REORGANIZED                   The officers of the  Reorganized  Company shall be
DEBTORS' SENIOR               substantially  the  same  as the  officers  of the
MANAGEMENT:                   Debtors  on the  date  of the  Commitment  Letter.
                              Raymond E. Mabus  shall be  retained  as the Chief
                              Executive  Officer and  President  of  Reorganized
                              Foamex International.

                              The Reorganized Debtors' officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law, as the case may be.

MANAGEMENT                    The  First   Amended  Plan  shall  provide  for  a
INCENTIVE PLAN:               management   incentive   plan   (the   "Management
                              Incentive Plan"), which shall include, among other things, an allocation of up to 10% of the fully diluted common stock outstanding on the Effective
                              Date to be distributed as determined by the Reorganized Company's board of directors.

DEREGISTRATION:               Foamex  International and the Reorganized  Company
                              shall take all necessary steps to qualify to cease filing public reports with the SEC as soon as legally practicable following the Effective Date.

POST-EFFECTIVE                The First  Amended Plan shall provide that (i) the
DATE                          Reorganized   Debtors   shall   enter   into  such
GOVERNANCE:                   agreements  and amend their  corporate  governance
                              documents to the extent necessary to implement the
                              terms and conditions of the Commitment  Letter and
                              the First Amended Plan;  and (ii) on and as of the
                              Effective  Date,  the  Rights  Agreement   between
                              Foamex  International  Inc.  and  Mellon  Investor
                              Services LLC, dated as of August 5, 2004, and amended thereafter, shall be terminated.

MINORITY                      The   Amended   and   Restated    Certificate   of
SHAREHOLDER                   Incorporation  of the  Reorganized  Company  shall
PROTECTIONS:                  include  provisions  with respect to any "Business
                              Combination" (as defined in the Company's  current
                              Restated  Certificate  of  Incorporation)  with or
                              into  any   "Related   Person"   (as  so  defined)
                              requiring that the  consideration  received by the
                              other   shareholders   in  connection   with  such
                              Business  Combination  (as so defined) is at "fair
                              value"   as   determined    by   the    "unrelated
                              director(s)"  (who shall have  authority,  but not
                              the obligation,  to engage independent counsel and
                              independent  bankers  at  the  Company's  expense,
                              subject  to a budget  which  shall  be  reasonably
                              acceptable to the  Reorganized  Company's board of
                              directors,   as  a  whole  for  purposes  of  such
                              determination).

ADDITIONAL                    The  First   Amended  Plan  shall   contain  other
PROVISIONS:                   provisions  customarily  found  in  other  similar
                              plans  of   reorganization,   as  are   reasonably
                              acceptable to the Significant Equityholders in their individual reasonable discretion.

DEFINITIONS:

Post-Petition Interest        "Postpetition Interest" means with respect to:

                              (a) the Senior Secured Note Claims, accrued and unpaid interest (including interest on interest that is due and owing and unpaid, compounded semi-annually on the semi-annual interest payment dates) pursuant to the Senior Secured Notes Indenture from the Petition Date through the Effective Date at the applicable contractual rate;

                              (b) the 2005 Senior Subordinated Note Claims, accrued and unpaid interest pursuant to the 2005 Senior Subordinated Notes Indenture from the Petition Date through the Effective Date at the applicable contractual rate;

                              (c) the 2007 Senior Subordinated Note Claims, accrued and unpaid interest (including interest on interest that is due and owing and unpaid, compounded semi-annually on the semi-annual interest payment dates) pursuant to the 2007 Senior Subordinated Notes Indenture from the Petition Date through the Effective Date at the applicable contractual rate;

                              (d) other secured claims, interest accruing on such claims from the Petition Date through the Effective Date at the rate set forth in the contract or other applicable document giving rise to such claims (to the extent lawful) or, if the applicable instrument does not specify a rate of interest, at the federal judgment rate as provided for in 28 U.S.C. ss. 1961 as in effect on the Petition Date;

                              (e) priority tax claims, (i) with respect to federal taxes, at a fixed annual rate equal to the federal statutory rate as provided in 26 U.S.C. ss. 6621; and (ii) with respect to state and local taxes, at the prime lending rate of interest as in effect for the period to which the priority tax claim pertains; and

                              (f) general unsecured claims, interest, accruing from the Petition Date through the Effective Date at the federal judgment rate as provided for in 28 U.S.C. ss. 1961 as in effect on the Petition Date; provided, however, that the First Amended Plan shall provide procedures under which holders of allowed unsecured claims may seek payment of interest at an otherwise legally required rate.

                              For the avoidance of doubt, except as required under applicable non-bankruptcy law, Post-Petition Interest will not be paid on the following allowed claims: administrative expense claims, cure claims, fee claims or Unliquidated Claims.

                              "Unliquidated Claim" means a timely and validly filed proof of claim, disputed by the Debtors, asserting an unliquidated or contingent unsecured claim (which claim numbers shall be set forth in a schedule attached to the First Amended Plan) against one of the Debtors, solely to the extent and on the basis set forth in the proof of claim, and to the extent such claim has not been disallowed and remains unliquidated, disputed and/or contingent on and as of the Effective Date unless such claim has been disallowed by the Bankruptcy Court.

                              "Reorganized Debtors" means, collectively, the Debtors after the Effective Date.

                                                                       EXHIBIT C



                              PUT OPTION AGREEMENT


     THIS PUT OPTION AGREEMENT (this "Agreement") is made and entered into as of the [ ] day of _________, 2006, by and between Foamex International Inc., a StateplaceDelaware corporation (the "Company"), and each of the parties set forth on the signature page hereto (collectively, the "Significant Equityholders").

     WHEREAS, the Company and the Significant Equityholders have entered into an equity commitment agreement, dated October 13, 2006 (the "Commitment Agreement"), which has attached thereto as Exhibit A, the Investment Term Sheet, and as Exhibit B, the First Amended Plan Term Sheet;

     WHEREAS, the Company has filed the First Amended Plan with the Bankruptcy Court (as defined in the Investment Term Sheet) incorporating the terms and conditions of the Investment Term Sheet and the Plan Term Sheet;

     WHEREAS, as set forth in the Investment Term Sheet, the Company plans to distribute to holders of its common stock, par value $0.01 per share (the "Common Stock") and preferred stock, rights to purchase shares of Common Stock upon its emergence from chapter 11 of the United States Bankruptcy Code (the "Rights");

     WHEREAS, in connection with the consummation of the First Amended Plan, the proceeds of the Rights Offering (as defined in the Investment Term Sheet), estimated to be approximately $150.0 million (the "Rights Offering Amount"), will be used to provide funding for the Company's required payments under or in connection with the First Amended Plan;

     WHEREAS, in the event that the aggregate gross proceeds received by the Company as a result of the exercise, if any, of Rights does not raise all of the Rights Offering Amount, the funds comprising the shortfall will be raised by the Company either pursuant to (i) the Significant Equityholders' exercise of the Call Option (as defined in the Investment Term Sheet) to be provided for pursuant to the First Amended Plan, subject to the terms and conditions of the Call Option, or (ii) the Company's exercise of the Put Option (as defined below), subject to the terms and conditions thereof, as contemplated by the Investment Term Sheet and the First Amended Plan; and

     WHEREAS, each of the Significant Equityholders desires to sell to the Company pursuant to the Put Option, and the Company desires to purchase from each of the Significant Equityholders, its Pro Rata Share (as defined below) of the right to put shares of Series C Preferred Stock of the Company having the terms set forth in the term sheet attached hereto as Annex A (the "Preferred Stock"), with an aggregate purchase price and stated value equal to the difference between the Rights Offering Amount and the aggregate gross proceeds actually received by the Company as a result of the exercise, if any, of Rights (the "Put Amount").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and each Significant Equityholder agrees, severally and not jointly, as follows:

                                    ARTICLE I
                           OPTION TO REQUIRE PURCHASE

     1.1 Grant of Option. (a) Each Significant Equityholder hereby grants to the Company an option (the "Put Option") to require such Significant Equityholder to purchase its Pro Rata Share of shares of the Preferred Stock. The aggregate purchase price and aggregate stated value of Preferred Stock to be issued pursuant to exercise of the Put Option shall be equal to the Put Amount (such shares of the Preferred Stock, the "Shares"). Such purchase shall be upon and subject to the terms, covenants and conditions set forth herein.

     (b) Upon the exercise of the Put Option by the Company, the Company agrees to sell, and each of the Significant Equityholders agrees to purchase, upon and subject to the terms, covenants and conditions set forth herein, its Pro Rata Share of the Shares.

     (c) As used herein, the "Pro Rata Share" of a Significant Equityholder shall be either (i) the percentage of the number of Rights to be received by all Significant Equityholders that are to be received by such Significant
Equityholder or (ii) such other percentage as may be agreed among the Significant Equityholders, which percentage shall be communicated in writing to the Company by the Significant Equityholders in accordance with Section 4.2 hereof and be reasonably acceptable to the Company.

     1.2. Term and Exercise Period. The Company may only exercise the Put Option during the time between the expiration of the Call Option if it has not been exercised and one business day prior to the earlier of the Effective Date (as defined in the Investment Term Sheet) and February 28, 2007 (the "Exercise Period"). If the Company shall not have exercised the Put Option during the Exercise Period, the Put Option shall automatically terminate without any further action by either the Company or the Significant Equityholders, and, subject to Section 3.2(c) hereof, neither the Company nor any of the Significant Equityholders shall have any further rights, duties or obligations hereunder.

     1.3 Procedure to Exercise Option. (a) To exercise the Put Option during the Exercise Period, the Company shall deliver a written notice in accordance with
Section 4.2 hereof in the form attached hereto as Annex B (an "Exercise Notice") to each Significant Equityholder, which Exercise Notice shall state that the Company is thereby exercising the Put Option and shall state that the date for the closing of the exercise of the Put Option (the "Closing Date") shall be the Effective Date.

     (b) Upon exercise of the Put Option, this Agreement shall become a contract for the sale of the Shares upon all of the terms, covenants and conditions as herein set forth, with the names to be listed on each certificate evidencing the Shares to be those set forth in Annex C hereto, as applicable, unless a Significant Equityholder shall have transmitted a notice to the Company in accordance with Section 4.2 hereof specifying different information to be used in respect of the certificates relating to it.

     (c) If the Put Option is exercised, on the Closing Date, the Company shall deliver the Shares to the Significant Equityholders against payment by the respective Significant

Equityholders of the purchase price for their respective Shares by wire transfer of immediately available funds to the account designated by the Company in the Exercise Notice.

                                   ARTICLE II
                               PUT OPTION PREMIUM

     2.1 Put Option Premium. The Company will pay, by wire transfer of immediately available funds to the accounts designated by the Significant Equityholders in accordance with Section 4.2 hereof, the following amounts to the Significant Equityholders (such amounts, collectively, the "Put Option Premium"):

     (a) $2.0 million shall be paid no later than three (3) business days after the Bankruptcy Court (as defined in the Investment Term Sheet) enters an order approving the Approval Motion (as defined in the Investment Term Sheet);

     (b) $2.5 million shall be paid on the date that the Bankruptcy Court enters an order approving a Competing Transaction;

     (c) $5.5 million shall be paid upon the occurrence of any of the Termination Events set forth in subsections (g), (h), (i), (j), (m) or
          (n) of the section captioned "Termination Events" in the Investment Term Sheet; and

     (d)  $7.5 million  shall be paid on the  Effective  Date if the  Commitment
          Letter   (including  the  Investment  Term  Sheet)  is  not  otherwise terminated earlier and remains in full force and effect.

Each payment shall be made to the respective accounts of the Significant Equityholders in the same proportion as their Pro Rata Shares.

                                   ARTICLE III
       CONDITIONS PRECEDENT TO THE SIGNIFICANT EQUITYHOLDERS' OBLIGATIONS

     3.1 Conditions to the Significant Equityholders' Obligations. (a) The Significant Equityholders' obligations hereunder are subject to satisfaction or waiver of the Put Option Conditions (as defined in the Investment Term Sheet).

     (a) The Put Option Conditions may be waived or modified only upon the written consent of each of the Significant Equityholders and the Company; provided, however, that if one or more of the Significant Equityholders (each a "Waiving Significant Equityholder") so consent in writing, then this Agreement shall continue to be in full force and effect as between the Company and each Waiving Significant Equityholder; provided further such consent shall state that the Waiving Significant Equityholders assume the funding obligation of each Significant Equityholder that is not a Waiving Significant Equityholder such that the total amount of proceeds generated from the exercise of the Put Option or the Call Option, as applicable, shall be equal to the Rights Offering Amount less the amount of proceeds generated by the exercise of Rights under the Rights Offering.

     3.2 Termination. (a) This Agreement shall terminate automatically without any act of any Significant Equityholders upon the occurrence of any of the Termination Events (as defined in the Rights Offering Term Sheet).

     (b) The Termination Events are intended solely for the benefit of the Significant Equityholders, and can be waived or modified only upon the consent of each of the Significant Equityholders, provided, however, that if one or more of the Significant Equityholders shall agree in writing to be a Waiving
Significant Equityholder with respect to such Termination Event then this Agreement shall continue to be in full force and effect as between the Company and each Waiving Significant Equityholder; provided further such consent shall state that the Waiving Significant Equityholders assume the funding obligation of each Significant Equityholder that is not a Waiving Significant Equityholder such that the total amount of proceeds generated from the exercise of the Put Option or the Call Option, as applicable, shall be equal to the Rights Offering Amount less the amount of proceeds generated by the exercise of Rights under the Rights Offering.

     (c) Notwithstanding any other provision of this Agreement to the contrary, each Significant Equityholder shall be entitled to retain or receive any portion of the Put Option Premium (provided such Significant Equityholder is not otherwise in breach of any of its material obligations under the Commitment Letter) paid or payable as of the date of termination, unless such Termination Event is caused by such Significant Equityholder.

     (d) Notwithstanding any other provision of this Agreement to the contrary, upon the Significant Equityholders' exercise of the Call Option and purchase of Additional Common Stock pursuant to the Call Option, this Agreement shall terminate automatically, and any exercise of the Put Option shall be cancelled automatically, without any further action by either the Company or any Significant Equityholder, and, subject to Section 3.2(c) hereof, neither the Company nor any of the Significant Equityholders shall have any further rights, duties or obligations hereunder, including, for the avoidance of doubt, any obligation on the part of the Company to issue, or the Significant Equityholders to acquire, New Preferred Stock.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

     4.2 Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant thereto shall be in writing and shall be delivered personally by a receipt requested therefor, by electronic mail (with a return receipt obtained), by facsimile transmission (with a delivery confirmation obtained) or sent by a recognized overnight courier service or by the United States registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective (a) upon receipt or refusal if delivered personally or by facsimile transmission; (b) one (1) business day after depositing with such an overnight courier service or (c) two (2) business days after deposit in the mails if mailed. A party may change its address for receipt of notices by service of a notice of change in accordance herewith.

All notices by facsimile transmission shall be subsequently confirmed by country-regionplaceU.S. certified or registered mail.

If to each Significant Equityholder:     [D. E. Shaw & Co., L.P. ]
                                         120 West 45th Street, 39th Floor
                                         New York, New York 10036
                                         Attention:  Seth Charnow
                                         Facsimile No.: _______________
                                         Telephone No.: _______________
                                         E-mail:  ____________________

                                         [Goldman, Sachs & Co.]
                                         One New York Plaza, 50th Floor
                                         New York, NY 10004
                                         Attention:  Richard Katz
                                         Facsimile No.: _______________
                                         Telephone No.: _______________
                                         E-mail:  ____________________

                                         [Par IV Master Fund, Ltd.]
                                         a50 Tice Blvd.  3rd Floor
                                         Woodcliff Lake, NJ 07677
                                         Attention:  Robert B. Burke
                                         Facsimile No.: _______________
                                         Telephone No.: _______________
                                         E-mail:  ____________________

                                         [Sunrise Partners Limited Partnership]
                                         Two American Lane
                                         Greenwich, CT 06836-2571
                                         Attention:  Doug Ambrose
                                         Facsimile No.: _______________
                                         Telephone No.: _______________
                                         E-mail:  ____________________

                                         [Sigma Capital Management, LLC]
                                         540 Madison Avenue
                                         New York,NY 10022
                                         Attention:  John Reilly
                                         Facsimile No.: _______________
                                         Telephone No.: _______________
                                         E-mail:  ____________________

                  With a copy to:  ____________________________________
                                   ____________________________________
                                   ____________________________________
                                   Attention:  _____________________
                                   Facsimile No.:  __________________
                                   Telephone No.:  _________________
                                   E-mail:  ____________________

If to the Company:                 Foamex International Inc.
                                   1000 Columbia Avenue
                                   Linwood, Pennsylvania 19061

                                   Attention:  Gregory Christian,
                                               Executive Vice President
                                               Facsimile No.:   (610) 859-2948
                                               Telephone No.:  (610) 859-3000
                                               E-mail:  ____________________

                  With a copy to:  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                   1285 Avenue of the Americas
                                   New York, New York  10019
                                   Attention:  Judith R. Thoyer, Esq.
                                   Facsimile No.:  (212) 492-0002
                                   Telephone No.:  (212) 373-3002
                                   E-mail:  jthoyer@paulweiss.com

     4.4 GOVERNING LAW. THE LAWS OF THE STATE OF StateplaceNEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES, SHALL GOVERN THE INTERPRETATION OF THIS AGREEMENT.

     4.5 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transactions contemplated herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     4.6 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. For purposes of this Agreement, each of the parties hereto agrees that a facsimile copy of the signature of the person executing this Agreement on either party's behalf shall be effective as an original signature and legally binding and effective as an execution counterpart hereof.

     4.7 Parties Bound. The Company shall not have the right to assign this Agreement, without the prior written consent of the Significant Equityholders. None of the Significant Equityholders shall have the right to assign this Agreement without the prior written consent of the Company, except the Significant Equityholders may assign this agreement to such designees as may be reasonably acceptable to the Company. This Agreement will be binding upon and inure to the benefit of the Company and the Significant Equityholders and their respective successors (including, with respect to the Company, the Reorganized Company (as defined in the Investment Term Sheet)) and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof.

     4.8 Further Acts. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the Company and the Significant Equityholders, the Company and the Significant Equityholders agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, deeds and assurances as may be necessary to consummate the transactions contemplated hereby.

     4.9 Business Days. All references to "business days" contained herein are references to days on which banks are not required or authorized to close in CityplaceNew York City.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Put Option Agreement as of the date first above written.


                                            COMPANY:

                                            FOAMEX INTERNATIONAL INC.


                                            By:
                                                  ----------------------------
                                                  Name:
                                                  Title:
SIGNIFICANT EQUITYHOLDERS:

D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.


By:
     -----------------------------------------
     Name:
     Title:

PAR IV MASTER FUND, LTD.


By:
     -----------------------------------------
     Name:
     Title:

SUNRISE PARTNERS LIMITED PARTNERSHIP


By:
     -----------------------------------------
     Name:
     Title:

SIGMA CAPITAL ASSOCIATES, LLC


By:
     -----------------------------------------
     Name:
     Title:

GOLDMAN, SACHS & CO.


By:
     -----------------------------------------
     Name:
     Title:

                                     ANNEX A

                       SERIES C PREFERRED STOCK TERM SHEET

         The following sets forth the terms of the Preferred Stock; terms not defined herein shall have the meanings ascribed to them in the Put Option
Agreement:


Terms of the Investment

 The Company                            The Reorganized Company (the "Company").

 Significant Equityholders              D.E.  Shaw Laminar  Portfolios,  L.L.C.,
                                        Par  IV  Master   Fund   Ltd.,   Sunrise
                                        Partners  Limited   Partnership,   Sigma
                                        Capital  Associates,  LLC  and  Goldman,
                                        Sachs  &  Co.,   or   their   respective
                                        designees that are reasonably acceptable to the Company.

 Price Per Share                        The  price  per  share  will  be the Put
                                        Amount divided by the aggregate number of Preferred Shares to be issued (the
                                        "Purchase Price").

Preferred Shares                        Series C Preferred Stock (the "Preferred
Designation                             Shares").


Ranking                                 The Preferred Shares will rank senior to
                                        all  equity   capital  of  the  Company,
                                        whether now or hereafter outstanding.


Dividends                               The holders of Preferred  Shares will be
                                        entitled  to  receive,  when,  as and if
                                        declared by the Board of  Directors,  as
                                        described below,  quarterly dividends in
                                        respect of each Preferred Share equal to
                                        the  rate  per  annum  of  __%(1)   (the
                                        "Dividend   Rate")  of  the  Liquidation
                                        Preference (as defined below). Dividends
                                        on Preferred  Shares will be  cumulative
                                        from the date of  issuance  and  accrued
                                        and  unpaid   dividends   will  compound
                                        quarterly.

Liquidation Preference                  Upon  a   liquidation   (but   excluding
                                        mergers  or similar  transactions)  with
                                        respect to the  Company,  the holders of
                                        Preferred  Shares  will be  entitled  to
                                        receive,   in  cash,  in  preference  to
                                        payment on Junior Securities,  an amount
                                        with  respect  to each  Preferred  Share
                                        equal  to the  sum of (i)  the  Purchase
                                        Price  (as  appropriately  adjusted  for
                                        stock  splits,   recapitalizations   and
                                        similar  events)  plus (ii) all  accrued
                                        and unpaid  dividends (as  appropriately
                                        adjusted      for     stock      splits,
                                        recapitalizations and similar events, the "Liquidation Preference").

 Redemption at the Option               Subject to compliance with the Company's
                                        debt,  the  Preferred

----------------------------

(1) To be determined according to the following formula: LIBOR Swap as of the "Effective Date," as defined in Exhibit A to the Equity Commitment Agreement + 2nd Lien Spread + 200bps. "LIBOR Swap" shall be equal to the rate on the seven-year interest rate swap quoted [10] business days prior to the Effective Date by three nationally recognized fixed income derivative broker-dealers acceptable to the Company for 3-month LIBOR. "2nd Lien Spread" means the interest margin for the second lien term loan that is part of the Exit Facility (as defined in the Plan Term Sheet).

 of the Company                         Shares will be  redeemable at the option
                                        of the Company,  in whole or in part, at
                                        the  redemption  prices set forth  below
                                        (expressed   as   percentages   of   the
                                        Dividend Rate), if redeemed during the twelve-month period beginning on the dates indicated below:

                  Anniversary
                  ----------------------------------------
                  of Issuance
                  Fourth                     100 % + (50% of Dividend Rate)
                  Fifth                      100 % + (33% of Dividend Rate)
                  Sixth                      100 % + (16% of Dividend Rate)
                  Seventh and thereafter     100%

                                        Redeemed   Preferred   Shares   will  be
                                        cancelled   and   will   cease   to   be
                                        outstanding.

Mandatory Redemption                    None.

Change  of  Control                     Upon  a  Change   of   Control   (to  be
                                        defined),   each  holder  of   Preferred
                                        Shares  shall  have the right to require
                                        the Company to purchase each outstanding
                                        share of its Preferred  Stock at a price
                                        equal   to  101%   of  the   Liquidation
                                        Preference  thereof  on the date of such
                                        purchase;   provided  that  the  Company
                                        shall not so  repurchase  such shares if
                                        prohibited  by any  provision  of any of
                                        the   Company's    debt.    Failure   to
                                        repurchase   shares  will  result  in  a
                                        Voting Rights Triggering Event.

Voting  Rights                          None,  unless a Voting Rights Triggering
                                        Event exists.

Voting Rights Triggering                Failure  to  comply  with  any  covenant
Event                                   contained  in any  instrument  governing
                                        the  Preferred  Shares or any  agreement
                                        pursuant to which the  Preferred  Shares
                                        was issued (including the certificate of
                                        designation     and    the    Definitive
                                        Documents)  shall  result in the holders
                                        of  a   majority   of  the   outstanding
                                        Preferred Shares being entitled to elect
                                        2 directors  to the Board of  Directors.
                                        In order to effectuate the foregoing, at
                                        the request of the holders of a majority
                                        of the outstanding Preferred Shares, the
                                        size of the Board of  Directors  will be
                                        increased  by 2 and the  Company and the
                                        Board of Directors shall take such other
                                        actions to cause such election to occur.
                                        Upon the Company coming into  compliance
                                        with all such  covenants,  the size of t
                                        he Board of Directors shall be decreased
                                        by 2 and the directors  elected pursuant
                                        to  this   clause   shall  cease  to  be
                                        directors.  For the  avoidance of doubt,
                                        (i) the total  number of  directors  who
                                        may  be   elected   pursuant   to   this
                                        provision  and in  office  at  any  time
                                        shall not  exceed 2 and (ii) the  voting
                                        right  described in this paragraph shall
                                        be the sole  remedy for  breaches of any
                                        covenant in any instrument governing the
                                        Preferred   Shares   or  any   agreement
                                        pursuant to which the  Preferred  Shares
                                        was issued (including the certificate of
                                        designation     and    the    Definitive
                                        Documents).

Registration Rights                     None.

Holder  Approval                        Without the consent or affirmative  vote
                                        of the  holders  of at least  67% of the
                                        outstanding   Preferred   Shares  voting
                                        separately as a class, the Company shall not (a) authorize, create or issue or increase the authorized amount of any
                                        (i)  equity  securities  of the

                                        Company  ranking senior or pari passu to
                                        the  Preferred  Shares or (ii) any class
                                        or  series  of  capital   stock  or  any
                                        security  convertible or exercisable for
                                        any  class or series  of  capital  stock
                                        that is redeemable mandatorily or at the
                                        option of the holder thereof; (b) amend,
                                        alter or  repeal  any  provision  of the
                                        certificate of  incorporation  or bylaws
                                        of the  Company  if  such  amendment  or
                                        alteration alters or changes the powers,
                                        preferences  or rights of the  Preferred
                                        Shares so as to affect  them  adversely;
                                        (c)  declare,   pay  or  set  aside  for
                                        payment,  any  dividend  on  any  Junior
                                        Securities  (as defined  below)  without
                                        the prior  consent of the holders of the
                                        Preferred  Shares or redeem,  repurchase
                                        or   otherwise    acquire   any   Junior
                                        Securities (other than the repurchase of
                                        common stock held by employees, officers
                                        or  directors  of the  Company or any of
                                        its   subsidiaries  in  accordance  with
                                        arrangements approved by the Board of Directors up to an amount to be agreed); or (d) authorize or take any other action if such action alters or changes any of the rights of the Preferred Shares in any respect or otherwise would be inconsistent with the certificate of designation for the Preferred Shares.



Junior  Securities                      "Junior   Securities"   shall  mean  the
                                        Series A Preferred Stock of the Company,
                                        if  issued  at a  future  date,  and the
                                        common  stock  of the  Company  and  any
                                        other  securities  ranking junior to the
                                        Preferred     Shares    or    securities
                                        convertible  into, or exchangeable  for,
                                        any           such           securities.

                                     ANNEX B

                             FORM OF EXERCISE NOTICE

                       Form of Put Option Exercise Notice

                                                                      [Date]

TO:

D.E. Shaw Laminar Portfolios, L.L.C.
[-----------]

Par IV Master Fund, Ltd.
[-----------]

Sunrise Partners Limited Partnership
[-----------]

Sigma Capital Associates, LLC
[-----------]

Goldman, Sachs & Co.
[-----------]

     Reference is made to the Put Option Agreement, dated as of _____, 2006 (the "Put Option Agreement"), by and among the aforementioned parties (collectively, the "Significant Equityholders") and Foamex International Inc. (the "Company"). Capitalized terms used but not otherwise defined herein have the meanings specified in the Put Option Agreement.

     The Company hereby notifies the Significant Equityholders that it is exercising the Put Option with respect to the New Preferred Stock pursuant to
Section 1.3 of the Put Option Agreement. The Closing Date shall be the Effective Date.

     Payment of the purchase price for the Shares shall be made to the following account: [account details].



                                Very truly yours,

                                FOAMEX INTERNATIONAL INC.

                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                     ANNEX C

                    DETAILS FOR PREFERRED SHARE CERTIFICATES

[D.E. Shaw Laminar Portfolios, L.L.C.]

[Par IV Master Fund, Ltd.]

[Sunrise Partners Limited Partnership]

[Sigma Capital Associates, LLC]

[Goldman, Sachs & Co.]

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